Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints George E. Borst, David Pelliccioni, Katherine Adkins and Christopher Ballinger and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and his name, place and stead in any and all capacities, to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any or all amendments or post-effective amendments to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2nd day of March, 2009.

/s/ Carman Turner	Chief Accounting Officer
Carman Turner	(Principal Accounting Officer)